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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (Date of earliest event reported)
                                JANUARY 14, 2005

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

         COLORADO                                              84-1573852
     (State or other                                          (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                                    333-74846
                            (Commission File Number)

                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
                    (Address of Principal Executive Offices)

                                 (949) 623-9300
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As previously disclosed in Item 1.01 of the Company's Form 8-K filed January 24, 2005, on January 14, 2005, the Company agreed to issue 110,000 warrants for purchase of shares of its authorized but previously unissued Common Stock in conjunction with private debt financing from various private-party non-affiliate individuals, in the original aggregate principal amount of Two Hundred Seventy-Five Thousand Dollars ($275,000). The purpose of this disclosure is to reflect an increase in the number of warrants issued in conjunction with the financing.

         Pursuant to an agreement to secure additional funding entered into between the Company and one of its private placement agents on February 11, 2005, the number of warrants issued in conjunction with the above referenced financing increased from 110,000 to 165,000. The warrants for the purchase of 165,000 shares of the Company's Common Stock were issued by the Company on February 15, 2005, and, per the terms of the agreement between the parties, will be treated as if issued as of January 21, 2005. The warrants have a purchase price of $0.60 per share and expire on January 21, 2010.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 23, 2005                  RAPTOR NETWORKS TECHNOLOGY, INC.



                                         By: /s/ Bob van Leyen
                                             -----------------------------------
                                             Bob van Leyen
                                             Secretary/Chief Financial Officer




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